RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS14 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS14
       $ 121,935                    0.00%          CLASS A-P CERTIFICATES
---------------------------- ------------------- ----------------------------
                         Supplement dated April 27, 2005
                                       to
                 Prospectus Supplement dated September 26, 2002
                                       to
                        Prospectus dated August 26, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated September 26, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April [__], 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                        NUMBER OF                  PERCENT OF       AVERAGE      WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL    AVERAGE LTV
CREDIT SCORE RANGE                        LOANS        BALANCE        LOANS         BALANCE        RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------
499 or less ........................            11   $ 1,326,272          2.00%   $   120,570         80.77%
500 - 519 ..........................            12     1,599,504          2.41        133,292         78.58
520 - 539 ..........................             2       367,598          0.55        183,799         75.15
540 - 559 ..........................             7       773,615          1.16        110,516         78.44
560 - 579 ..........................             7     1,001,988          1.51        143,141         84.16
580 - 599 ..........................            13     2,072,277          3.12        159,406         80.21
600 - 619 ..........................            11     1,522,734          2.29        138,430         83.23
620 - 639 ..........................            18     2,689,384          4.05        149,410         77.66
640 - 659 ..........................            22     3,119,500          4.70        141,795         77.74
660 - 679 ..........................            33     4,180,702          6.30        126,688         79.21
680 - 699 ..........................            63     7,977,486         12.01        126,627         78.76
700 - 719 ..........................            55     7,154,290         10.77        130,078         77.11
720 - 739 ..........................            56     7,682,082         11.57        137,180         77.14
740 - 759 ..........................            47     5,570,974          8.39        118,531         77.10
760 - 779 ..........................            52     7,049,882         10.62        135,575         74.81
780 - 799 ..........................            63     8,423,120         12.68        133,700         76.66
800 or greater .....................            31     3,772,015          5.68        121,678         70.19
                                       -----------   -----------   -----------    -----------   -----------
Subtotal with Credit Score .........           503   $66,283,425         99.82%   $   131,776         77.26%
Not Available ......................             2       121,897          0.18         60,946         79.35
Total, Average or Weighted Average .           505   $66,405,321        100.00%   $   131,496         77.26%
                                       ===========   ===========   ===========

         The minimum and maximum credit scores of the mortgage loans were 439 and 830, respectively, and the weighted average credit score of the mortgage loans was 706.

         Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                WEIGHTED
                                        NUMBER OF                   PERCENT OF      AVERAGE     AVERAGE        WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL     CREDIT         AVERAGE
OCCUPANCY                                 LOANS        BALANCE        LOANS         BALANCE       SCORE        LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Primary Residence ..................           289   $44,855,702         67.55%   $   155,210           703         77.29%
Second/Vacation ....................            11     1,655,660          2.49        150,515           705         73.23
Non Owner-occupied .................           205    19,893,960         29.96         97,044           712         77.53
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           505   $66,405,321        100.00%   $   131,496           706         77.26%
                                       ===========   ===========   ===========

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                WEIGHTED
                                        NUMBER OF                   PERCENT OF      AVERAGE     AVERAGE        WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL     CREDIT         AVERAGE
LOAN PURPOSE                              LOANS        BALANCE        LOANS         BALANCE       SCORE        LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Purchase ...........................           209   $25,615,884         38.58%   $   122,564           722         81.82%
Rate/Term Refinance ................           137    16,414,426         24.72        119,813           691         74.92
Equity Refinance ...................           159    24,375,011         36.71        153,302           700         74.05
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           505   $66,405,321        100.00%   $   131,496           706         77.26%
                                       ===========   ===========   ===========


                            MORTGAGED PROPERTY TYPES

                                                                                                WEIGHTED
                                        NUMBER OF                   PERCENT OF      AVERAGE     AVERAGE        WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL     CREDIT         AVERAGE
PROPERTY TYPE                            LOANS         BALANCE        LOANS         BALANCE       SCORE        LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Single-family detached .............           335   $43,567,992         65.61%   $   130,054           705         76.87%
Planned Unit Developments (detached)            51     9,366,815         14.11        183,663           701         76.74
Two-to-four family units ...........            74     8,823,037         13.29        119,230           703         79.59
Condo Low-Rise (less than 5 stories)            34     2,988,048          4.50         87,884           721         76.17
Planned Unit Developments (attached)             7       983,580          1.48        140,511           742         83.13
Townhouse ..........................             2       456,422          0.69        228,211           735         74.93
Manufactured Home ..................             2       219,427          0.33        109,714           799         76.57
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           505   $66,405,321        100.00%   $   131,496           706         77.26%
                                       ===========   ===========   ===========

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                WEIGHTED
                                        NUMBER OF                   PERCENT OF      AVERAGE     AVERAGE        WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL     CREDIT         AVERAGE
STATE                                     LOANS        BALANCE        LOANS         BALANCE       SCORE        LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Alabama ............................             7   $   526,627          0.79%   $    75,232           730         85.91%
Arizona ............................            20     2,234,192          3.36        111,710           715         74.81
California .........................            68    13,694,959         20.62        201,396           728         73.46
Colorado ...........................            21     3,634,842          5.47        173,088           685         72.04
Connecticut ........................             9     1,098,409          1.65        122,045           671         81.48
Florida ............................            44     4,548,917          6.85        103,384           687         81.14
Georgia ............................            19     2,031,852          3.06        106,940           684         82.86
Iowa ...............................             3       322,722          0.49        107,574           640         68.50
Idaho ..............................             2       410,432          0.62        205,216           720         91.07
Illinois ...........................            14     1,491,935          2.25        106,567           698         79.17
Indiana ............................            14     1,219,846          1.84         87,132           701         81.17
Kansas .............................             4       780,057          1.17        195,014           719         83.56
Kentucky ...........................             4       313,204          0.47         78,301           594         84.42
Louisiana ..........................            11     1,002,543          1.51         91,140           692         84.05
Massachusetts ......................            10     1,186,486          1.79        118,649           738         75.09
Maryland ...........................             7       994,819          1.50        142,117           723         78.16
Maine ..............................             2       268,101          0.40        134,050           667         87.15
Michigan ...........................            20     2,103,139          3.17        105,157           657         74.81
Minnesota ..........................             6       698,456          1.05        116,409           757         80.32
Missouri ...........................             3       292,940          0.44         97,647           703         86.68
Mississippi ........................             2       204,928          0.31        102,464           754         77.56
Montana ............................             2       573,488          0.86        286,744           731         72.06
North Carolina .....................            12     1,518,492          2.29        126,541           711         81.03
North Dakota .......................             1        90,116          0.14         90,116           696         88.00
Nebraska ...........................             1        95,698          0.14         95,698           579         83.00
New Jersey .........................            17     2,537,651          3.82        149,274           708         74.28
New Mexico .........................            10     1,141,714          1.72        114,171           664         74.77
Nevada .............................             8       952,695          1.43        119,087           724         76.83
New York ...........................            16     3,029,443          4.56        189,340           732         75.55
Ohio ...............................            16     1,423,879          2.14         88,992           671         81.59
Oklahoma ...........................             3       258,547          0.39         86,182           705         84.50
Oregon .............................            20     2,176,779          3.28        108,839           696         72.70
Pennsylvania .......................             9       913,900          1.38        101,544           720         77.18
South Carolina .....................             8     1,173,628          1.77        146,704           726         83.93
Tennessee ..........................             8       632,244          0.95         79,030           728         84.32
Texas ..............................            53     7,321,571         11.03        138,143           691         79.07
Utah ...............................             7       676,936          1.02         96,705           648         83.22
Virginia ...........................            11     1,017,443          1.53         92,495           741         77.89
Washington .........................            10     1,480,535          2.23        148,054           758         73.95
Wisconsin ..........................             3       331,157          0.50        110,386           669         82.02
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           505   $66,405,321        100.00%   $   131,496           706         77.26%
                                       ===========   ===========   ===========

         No more than 1.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.0% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                WEIGHTED
                                        NUMBER OF                   PERCENT OF      AVERAGE      AVERAGE       WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE        LOANS         BALANCE       SCORE        LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Full Documentation .................           234   $29,346,380         44.19%   $   125,412           705         80.85%
Reduced Documentation ..............           271    37,058,941         55.81        136,749           707         74.42
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           505   $66,405,321        100.00%   $   131,496           706         77.26%
                                       ===========   ===========   ===========

        No more than 26.1% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 3.0% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                 MORTGAGE RATES

                                                                                                WEIGHTED
                                        NUMBER OF                   PERCENT OF      AVERAGE      AVERAGE       WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
MORTGAGE RATES (%)                        LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
6.000 - 6.124 ......................             1   $    91,088          0.14%   $    91,088           692         61.00%
6.250 - 6.374 ......................             3       649,046          0.98        216,349           723         61.64
6.375 - 6.499 ......................            10     2,031,527          3.06        203,153           756         75.00
6.500 - 6.624 ......................            31     7,270,097         10.95        234,519           728         72.94
6.625 - 6.749 ......................            40     6,197,054          9.33        154,926           726         72.29
6.750 - 6.874 ......................            52     8,009,902         12.06        154,037           718         75.79
6.875 - 6.999 ......................            78    11,551,936         17.40        148,102           691         78.00
7.000 - 7.124 ......................            40     5,926,110          8.92        148,153           690         79.97
7.125 - 7.249 ......................            32     3,864,345          5.82        120,761           700         80.37
7.250 - 7.374 ......................            38     4,174,403          6.29        109,853           699         80.26
7.375 - 7.499 ......................            34     2,728,180          4.11         80,241           696         78.78
7.500 - 7.624 ......................            42     4,267,383          6.43        101,604           690         77.96
7.625 - 7.749 ......................            17     1,913,219          2.88        112,542           703         75.71
7.750 - 7.874 ......................            29     2,534,726          3.82         87,404           687         79.36
7.875 - 7.999 ......................            37     3,361,415          5.06         90,849           694         83.62
8.000 - 8.124 ......................            10       754,636          1.14         75,464           717         84.53
8.125 - 8.249 ......................             8       864,155          1.30        108,019           691         83.71
8.250 - 8.374 ......................             2       117,473          0.18         58,737           744         68.68
8.875 - 8.999 ......................             1        98,625          0.15         98,625           769         80.00
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           505   $66,405,321        100.00%   $   131,496           706         77.26%
                                       ===========   ===========   ===========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.0236% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                WEIGHTED
                                        NUMBER OF                   PERCENT OF      AVERAGE      AVERAGE       WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
5.720 ..............................             1   $    91,088          0.14%   $    91,088           692         61.00%
5.970 ..............................             3       649,046          0.98        216,349           723         61.64
6.095 ..............................            10     2,031,527          3.06        203,153           756         75.00
6.220 ..............................            31     7,270,097         10.95        234,519           728         72.94
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .            45   $10,041,758         15.12%   $   223,150           733         72.51%
                                       ===========   ===========   ===========

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.215722284%.


                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                WEIGHTED
                                        NUMBER OF                   PERCENT OF      AVERAGE      AVERAGE       WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)       LOANS         BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
   100,000 or less .................           198   $14,241,278         21.45%   $    71,926           706         78.02%
   100,001-200,000 .................           238    30,220,260         45.51        126,976           706         77.47
   200,001-300,000 .................            32     7,895,728         11.89        246,741           708         77.17
   300,001-400,000 .................            22     7,376,129         11.11        335,279           722         78.13
   400,001-500,000 .................            13     5,538,252          8.34        426,019           670         74.76
   500,001-600,000 .................             1       502,760          0.76        502,760           712         75.00
   600,001-700,000 .................             1       630,915          0.95        630,915           777         65.00
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           505   $66,405,321        100.00%   $   131,496           706         77.26%
                                       ===========   ===========   ===========

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                         NUMBER OF                      PERCENT OF         AVERAGE        AVERAGE
                                          MORTGAGE       PRINCIPAL       MORTGAGE         PRINCIPAL        CREDIT
ORIGINAL LTV RATIO (%)                     LOANS          BALANCE          LOANS           BALANCE          SCORE
------------------------------------   -------------   -------------   -------------    -------------   -------------
00.01-50.00 ........................              20   $   2,240,390            3.37%   $     112,020             760
50.01-55.00 ........................               6         832,032            1.25          138,672             680
55.01-60.00 ........................              13       1,501,589            2.26          115,507             735
60.01-65.00 ........................              16       2,626,440            3.96          164,153             726
65.01-70.00 ........................              57       8,197,739           12.35          143,820             714
70.01-75.00 ........................              71       9,754,204           14.69          137,383             717
75.01-80.00 ........................             180      24,340,482           36.65          135,225             699
80.01-85.00 ........................              22       2,917,821            4.39          132,628             701
85.01-90.00 ........................              94      10,636,858           16.02          113,158             685
90.01-95.00 ........................              20       2,410,027            3.63          120,501             681
95.01-100.00 .......................               6         947,739            1.43          157,957             785
                                       -------------   -------------   -------------    -------------   -------------
Total, Average or Weighted Average .             505   $  66,405,321          100.00%   $     131,496             706
                                       =============   =============   =============


         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 77.26%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                           CLASS A-P CERTIFICATES
                                                 -----------------------------------------
                                                   0%       6%      18%      24%      30%
                                                 -----    -----    -----    -----    -----
DISTRIBUTION DATE
----------------------------------------------
April 2005 ...................................     100%     100%     100%     100%     100%
April 2006 ...................................      99       93       81       75       69
April 2007 ...................................      97       86       65       56       48
April 2008 ...................................      95       79       53       42       33
April 2009 ...................................      94       73       42       31       22
April 2010 ...................................      92       67       34       23       15
April 2011 ...................................      90       62       27       17       11
April 2012 ...................................      88       57       22       13        7
April 2013 ...................................      85       52       17        9        5
April 2014 ...................................      83       47       14        7        3
April 2015 ...................................      80       43       11        5        2
April 2016 ...................................      77       39        9        4        2
April 2017 ...................................      74       35        7        3        1
April 2018 ...................................      71       32        5        2        1
April 2019 ...................................      68       29        4        1        *
April 2020 ...................................      64       25        3        1        *
April 2021 ...................................      61       23        3        1        *
April 2022 ...................................      56       20        2        1        *
April 2023 ...................................      52       17        1        *        *
April 2024 ...................................      47       15        1        *        *
April 2025 ...................................      43       12        1        *        *
April 2026 ...................................      37       10        1        *        *
April 2027 ...................................      32        8        *        *        *
April 2028 ...................................      26        6        *        *        *
April 2029 ...................................      19        4        *        *        *
April 2030 ...................................      12        3        *        *        *
April 2031 ...................................       5        1        *        *        *
April 2032 ...................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity)    17.0      9.9      4.6      3.4      2.7

--------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                              DISCOUNT MORTGAGE             NON-DISCOUNT
       ASSUMED PURCHASE PRICE                       LOANS                  MORTGAGE LOANS
------------------------------------------   ----------------------    ----------------------
Aggregate principal balance ..............   $        10,268,568.55    $        56,708,832.42
Weighted average mortgage rate ...........             6.4550318115%                   7.1257%
Weighted average servicing fee rate ......             0.2800000000%                   0.3300%
Weighted average original term to maturity
(months) .................................                      357                       359
Weighted average remaining term
to maturity (months) .....................                      320                       323

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

    ASSUMED PURCHASE PRICE          0%        6%       18%       24%       30%
------------------------------    -----     -----     -----     -----     -----
$84,690 ......................      2.3%      4.3%     10.0%     13.5%     17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                              (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                  THOUSANDS)                    THOUSANDS)                   THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        92,149    $10,513,716        104,820    $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039
Foreclosures Pending .           273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%

[TABLE CONTINUED]

                            AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY         BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN         (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963
Foreclosures Pending .           769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

-------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                              (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                  THOUSANDS)                    THOUSANDS)                   THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ........           573         83,679            742        104,823            901        131,032
60 to 89 days ........            65         11,033            118         17,904            185         29,788
90 days or more(2) ...            77         13,377            123         17,598            165         27,231
Foreclosures Pending .            80         12,263            113         19,378            198         34,074
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096    $   159,703          1,449    $   222,125
Percent of Loan
Portfolio ............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%


[TABLE CONTINUED]

                            AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY         BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN         (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ........           893        131,270            934        142,682            946        161,218
60 to 89 days ........           216         33,636            216         35,031            186         26,348
90 days or more(2) ...           206         37,139            258         43,618            225         34,430
Foreclosures Pending .           251         41,335            279         44,333            268         42,461

Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625    $   264,457

Percent of Loan
Portfolio ............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

--------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:46                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS14(POOL # 4623) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4623
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GT43    28,331,000.00           0.00     4.000000  %          0.00
A-2     76110GT50    12,213,620.00           0.00     4.000000  %          0.00
A-3     76110GT68    13,514,873.00           0.00     0.000000  %          0.00
A-4     76110GT76             0.00           0.00     0.000000  %          0.00
A-5     76110GT84    45,000,000.00   8,793,653.46     5.125000  %  1,368,345.66
A-6     76110GT92     9,969,500.00   9,969,500.00     5.500000  %          0.00
A-7     76110GU25    49,648,182.00   6,348,980.67     5.200000  %    656,375.37
A-8     76110GU33    17,347,254.00   1,734,104.67     2.967503  %    236,680.74
A-9     76110GU41             0.00           0.00     5.532503  %          0.00
A-10    76110GU58    53,687,571.00  13,002,610.45     3.017500  %    616,745.93
A-11    76110GU66             0.00           0.00     5.982500  %          0.00
A-12    76110GU74    20,830,000.00  20,830,000.00     5.500000  %          0.00
A-P     76110GU82       399,195.37     128,464.02     0.000000  %      3,685.76
A-V     76110GU90             0.00           0.00     0.472284  %          0.00
R-I     76110GV24           100.00           0.00     6.250000  %          0.00
R-II    76110GV32           100.00           0.00     6.250000  %          0.00
M-1     76110GV40     6,753,700.00   6,463,780.46     6.250000  %     16,034.80
M-2     76110GV57     2,648,500.00   2,534,806.48     6.250000  %      6,288.13
M-3     76110GV65     1,986,400.00   1,901,128.79     6.250000  %      4,716.16
B-1     76110GV73       662,200.00     633,773.40     6.250000  %      1,572.21
B-2     76110GV81       927,000.00     887,206.20     6.250000  %      2,200.91
B-3     76110GV99       927,041.58     792,182.46     6.250000  %      1,965.18

-------------------------------------------------------------------------------
                  264,846,236.95    74,020,191.06                  2,914,610.85
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5        37,556.23  1,405,901.89            0.00       0.00      7,425,307.80
A-6        45,693.54     45,693.54            0.00       0.00      9,969,500.00
A-7        27,512.25    683,887.62            0.00       0.00      5,692,605.30
A-8         4,288.30    240,969.04            0.00       0.00      1,497,423.93
A-9         7,994.95      7,994.95            0.00       0.00              0.00
A-10       32,696.15    649,442.08            0.00       0.00     12,385,864.52
A-11       64,823.43     64,823.43            0.00       0.00              0.00
A-12       95,470.83     95,470.83            0.00       0.00     20,830,000.00
A-P             0.00      3,685.76            0.00       0.00        124,778.26
A-V        29,132.15     29,132.15            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        33,665.52     49,700.32            0.00       0.00      6,447,745.66
M-2        13,202.12     19,490.25            0.00       0.00      2,528,518.35
M-3         9,901.71     14,617.87            0.00       0.00      1,896,412.63
B-1         3,300.90      4,873.11            0.00       0.00        632,201.19
B-2         4,620.87      6,821.78            0.00       0.00        885,005.29
B-3         4,125.95      6,091.13            0.00       0.00        790,832.65

-------------------------------------------------------------------------------
          413,984.90  3,328,595.75            0.00       0.00     71,106,195.58
===============================================================================





































Run:        04/25/05     17:48:46
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS14(POOL # 4623) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4623
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     195.414521   30.407681     0.834583    31.242264   0.000000  165.006840
A-6    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-7     127.879419   13.220532     0.554144    13.774676   0.000000  114.658887
A-8      99.964217   13.643700     0.247203    13.890903   0.000000   86.320517
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10    242.190328   11.487685     0.609008    12.096693   0.000000  230.702643
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     321.807401    9.232973     0.000000     9.232973   0.000000  312.574428
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     957.072487    2.374224     4.984752     7.358976   0.000000  954.698263
M-2     957.072486    2.374223     4.984754     7.358977   0.000000  954.698263
M-3     957.072487    2.374225     4.984751     7.358976   0.000000  954.698263
B-1     957.072485    2.374222     4.984748     7.358970   0.000000  954.698263
B-2     957.072491    2.374229     4.984757     7.358986   0.000000  954.698263
B-3     855.191233    2.119840     4.450663     6.570503   0.000000  853.071392

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:46                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS14 (POOL #  4623)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4623
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       15,345.83
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,970.21

SUBSERVICER ADVANCES THIS MONTH                                       20,128.55
MASTER SERVICER ADVANCES THIS MONTH                                    2,989.19


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     8   1,154,803.02

 (B)  TWO MONTHLY PAYMENTS:                                    4     389,846.48

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     677,180.37


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        781,268.76

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      71,106,195.58

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          536

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 440,153.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,733,987.22

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      105,777.16

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         82.11859700 %    14.75092800 %    3.12504200 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            81.43075200 %    15.29075848 %    3.25161040 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              834,881.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,269,966.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.03003255
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              325.50

POOL TRADING FACTOR:                                                26.84810492

Run:        04/26/05     11:24:34                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS14(POOL # 4623) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4623
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GT43    28,331,000.00           0.00     4.000000  %          0.00
A-2     76110GT50    12,213,620.00           0.00     4.000000  %          0.00
A-3     76110GT68    13,514,873.00           0.00     0.000000  %          0.00
A-4     76110GT76             0.00           0.00     0.000000  %          0.00
A-5     76110GT84    45,000,000.00   7,425,307.80     5.125000  %    868,785.95
A-6     76110GT92     9,969,500.00   9,969,500.00     5.500000  %          0.00
A-7     76110GU25    49,648,182.00   5,692,605.30     5.200000  %    416,743.90
A-8     76110GU33    17,347,254.00   1,497,423.93     3.080002  %    150,272.62
A-9     76110GU41             0.00           0.00     5.419996  %          0.00
A-10    76110GU58    53,687,571.00  12,385,864.52     3.130000  %    391,582.49
A-11    76110GU66             0.00           0.00     5.870000  %          0.00
A-12    76110GU74    20,830,000.00  20,830,000.00     5.500000  %          0.00
A-P     76110GU82       399,195.37     124,778.26     0.000000  %      1,452.54
A-V     76110GU90             0.00           0.00     0.468431  %          0.00
R-I     76110GV24           100.00           0.00     6.250000  %          0.00
R-II    76110GV32           100.00           0.00     6.250000  %          0.00
M-1     76110GV40     6,753,700.00   6,447,745.66     6.250000  %     20,368.55
M-2     76110GV57     2,648,500.00   2,528,518.35     6.250000  %      7,987.64
M-3     76110GV65     1,986,400.00   1,896,412.63     6.250000  %      5,990.80
B-1     76110GV73       662,200.00     632,201.19     6.250000  %      1,997.14
B-2     76110GV81       927,000.00     885,005.29     6.250000  %      2,795.75
B-3     76110GV99       927,041.58     790,832.65     6.250000  %      2,110.90

-------------------------------------------------------------------------------
                  264,846,236.95    71,106,195.58                  1,870,088.28
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5        31,712.25    900,498.20            0.00       0.00      6,556,521.85
A-6        45,693.54     45,693.54            0.00       0.00      9,969,500.00
A-7        24,667.96    441,411.86            0.00       0.00      5,275,861.40
A-8         3,843.39    154,116.01            0.00       0.00      1,347,151.31
A-9         6,763.36      6,763.36            0.00       0.00              0.00
A-10       32,306.46    423,888.95            0.00       0.00     11,994,282.03
A-11       60,587.52     60,587.52            0.00       0.00              0.00
A-12       95,470.83     95,470.83            0.00       0.00     20,830,000.00
A-P             0.00      1,452.54            0.00       0.00        123,325.72
A-V        27,756.93     27,756.93            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        33,582.01     53,950.56            0.00       0.00      6,427,377.11
M-2        13,169.37     21,157.01            0.00       0.00      2,520,530.71
M-3         9,877.15     15,867.95            0.00       0.00      1,890,421.83
B-1         3,292.71      5,289.85            0.00       0.00        630,204.05
B-2         4,609.40      7,405.15            0.00       0.00        882,209.54
B-3         4,118.92      6,229.82            0.00       0.00        801,519.88

-------------------------------------------------------------------------------
          397,451.80  2,267,540.08            0.00       0.00     69,248,905.43
===============================================================================





































Run:        04/26/05     11:24:34
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS14(POOL # 4623) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4623
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     165.006840   19.306354     0.704717    20.011071   0.000000  145.700486
A-6    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-7     114.658887    8.393941     0.496855     8.890796   0.000000  106.264946
A-8      86.320517    8.662618     0.221556     8.884174   0.000000   77.657900
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10    230.702643    7.293727     0.601749     7.895476   0.000000  223.408916
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     312.574433    3.638695     0.000000     3.638695   0.000000  308.935738
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     954.698263    3.015910     4.972387     7.988297   0.000000  951.682353
M-2     954.698264    3.015911     4.972388     7.988299   0.000000  951.682353
M-3     954.698261    3.015908     4.972387     7.988295   0.000000  951.682353
B-1     954.698269    3.015917     4.972380     7.988297   0.000000  951.682353
B-2     954.698264    3.015912     4.972384     7.988296   0.000000  951.682353
B-3     866.876733    2.277028     4.443080     6.720108   0.000000  864.599705

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS14 (POOL #  4623)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4623
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       14,649.63
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,937.46

SUBSERVICER ADVANCES THIS MONTH                                       20,153.28
MASTER SERVICER ADVANCES THIS MONTH                                    2,095.11


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    10   1,446,257.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     502,898.66


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        996,949.41

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      69,248,905.42

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          524

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 303,313.28

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,646,635.78

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         81.43075200 %    15.31763800 %    3.24590440 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            80.97337700 %    15.65126492 %    3.34743450 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              834,881.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,269,966.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.02810643
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              324.20

POOL TRADING FACTOR:                                                26.14683381

Run:        04/07/05     11:14:55                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS14(POOL # 4623) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4623
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GT43    28,331,000.00           0.00     4.000000  %          0.00
A-2     76110GT50    12,213,620.00           0.00     4.000000  %          0.00
A-3     76110GT68    13,514,873.00           0.00     0.000000  %          0.00
A-4     76110GT76             0.00           0.00     0.000000  %          0.00
A-5     76110GT84    45,000,000.00   6,556,521.85     5.125000  %  1,073,355.77
A-6     76110GT92     9,969,500.00   9,969,500.00     5.500000  %          0.00
A-7     76110GU25    49,648,182.00   5,275,861.40     5.200000  %    514,873.05
A-8     76110GU33    17,347,254.00   1,347,151.31     3.199997  %    185,656.77
A-9     76110GU41             0.00           0.00     5.300002  %          0.00
A-10    76110GU58    53,687,571.00  11,994,282.03     3.250000  %    483,786.97
A-11    76110GU66             0.00           0.00     5.750000  %          0.00
A-12    76110GU74    20,830,000.00  20,830,000.00     5.500000  %          0.00
A-P     76110GU82       399,195.37     123,325.72     0.000000  %        155.16
A-V     76110GU90             0.00           0.00     0.466661  %          0.00
R-I     76110GV24           100.00           0.00     6.250000  %          0.00
R-II    76110GV32           100.00           0.00     6.250000  %          0.00
M-1     76110GV40     6,753,700.00   6,427,377.11     6.250000  %     11,340.56
M-2     76110GV57     2,648,500.00   2,520,530.71     6.250000  %      4,447.26
M-3     76110GV65     1,986,400.00   1,890,421.83     6.250000  %      3,335.49
B-1     76110GV73       662,200.00     630,204.05     6.250000  %      1,111.94
B-2     76110GV81       927,000.00     882,209.54     6.250000  %      1,556.58
B-3     76110GV99       927,041.58     801,519.88     6.250000  %      1,414.22

-------------------------------------------------------------------------------
                  264,846,236.95    69,248,905.43                  2,281,033.77
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5        28,001.81  1,101,357.58            0.00       0.00      5,483,166.08
A-6        45,693.54     45,693.54            0.00       0.00      9,969,500.00
A-7        22,862.07    537,735.12            0.00       0.00      4,760,988.35
A-8         3,592.40    189,249.17            0.00       0.00      1,161,494.54
A-9         5,949.92      5,949.92            0.00       0.00              0.00
A-10       32,484.51    516,271.48            0.00       0.00     11,510,495.06
A-11       57,472.60     57,472.60            0.00       0.00              0.00
A-12       95,470.83     95,470.83            0.00       0.00     20,830,000.00
A-P             0.00        155.16            0.00       0.00        123,170.56
A-V        26,929.82     26,929.82            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        33,475.92     44,816.48            0.00       0.00      6,416,036.55
M-2        13,127.76     17,575.02            0.00       0.00      2,516,083.45
M-3         9,845.95     13,181.44            0.00       0.00      1,887,086.34
B-1         3,282.31      4,394.25            0.00       0.00        629,092.11
B-2         4,594.84      6,151.42            0.00       0.00        880,652.96
B-3         4,174.58      5,588.80            0.00       0.00        809,634.97

-------------------------------------------------------------------------------
          386,958.86  2,667,992.63            0.00       0.00     66,977,400.97
===============================================================================





































Run:        04/07/05     11:14:55
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS14(POOL # 4623) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4623
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     145.700485   23.852350     0.622262    24.474612   0.000000  121.848135
A-6    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-7     106.264946   10.370431     0.460482    10.830913   0.000000   95.894515
A-8      77.657900   10.702372     0.207088    10.909460   0.000000   66.955527
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10    223.408916    9.011154     0.605066     9.616220   0.000000  214.397762
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     308.935728    0.388657     0.000000     0.388657   0.000000  308.547071
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     951.682353    1.679163     4.956679     6.635842   0.000000  950.003191
M-2     951.682352    1.679162     4.956677     6.635839   0.000000  950.003191
M-3     951.682354    1.679163     4.956680     6.635843   0.000000  950.003191
B-1     951.682351    1.679160     4.956675     6.635835   0.000000  950.003191
B-2     951.682349    1.679159     4.956677     6.635836   0.000000  950.003191
B-3     874.878970    1.525509     4.503121     6.028630   0.000000  873.353462

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:55                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS14 (POOL #  4623)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4623
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       14,294.31
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,447.00

SUBSERVICER ADVANCES THIS MONTH                                       25,632.19
MASTER SERVICER ADVANCES THIS MONTH                                    2,095.19


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   1,710,289.21

 (B)  TWO MONTHLY PAYMENTS:                                    5     593,382.09

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     392,304.96


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        996,816.33

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      66,977,400.97

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          512

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 303,034.06

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,199,476.83

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         80.97337700 %    15.67918800 %    3.34147300 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            80.34741200 %    16.15351773 %    3.46930930 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              834,881.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,269,966.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.02290148
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              323.00

POOL TRADING FACTOR:                                                25.28916466

Run:        04/25/05     11:59:49                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS14(POOL # 4623) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4623
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GT43    28,331,000.00           0.00     4.000000  %          0.00
A-2     76110GT50    12,213,620.00           0.00     4.000000  %          0.00
A-3     76110GT68    13,514,873.00           0.00     0.000000  %          0.00
A-4     76110GT76             0.00           0.00     0.000000  %          0.00
A-5     76110GT84    45,000,000.00   5,483,166.08     5.125000  %    941,600.44
A-6     76110GT92     9,969,500.00   9,969,500.00     5.500000  %          0.00
A-7     76110GU25    49,648,182.00   4,760,988.35     5.200000  %    451,671.93
A-8     76110GU33    17,347,254.00   1,161,494.54     3.399999  %    162,867.24
A-9     76110GU41             0.00           0.00     5.099998  %          0.00
A-10    76110GU58    53,687,571.00  11,510,495.06     3.450000  %    424,401.71
A-11    76110GU66             0.00           0.00     5.550000  %          0.00
A-12    76110GU74    20,830,000.00  20,830,000.00     5.500000  %          0.00
A-P     76110GU82       399,195.37     123,170.56     0.000000  %      1,234.71
A-V     76110GU90             0.00           0.00     0.462061  %          0.00
R-I     76110GV24           100.00           0.00     6.250000  %          0.00
R-II    76110GV32           100.00           0.00     6.250000  %          0.00
M-1     76110GV40     6,753,700.00   6,416,036.55     6.250000  %     18,359.15
M-2     76110GV57     2,648,500.00   2,516,083.45     6.250000  %      7,199.64
M-3     76110GV65     1,986,400.00   1,887,086.34     6.250000  %      5,399.80
B-1     76110GV73       662,200.00     629,092.11     6.250000  %      1,800.11
B-2     76110GV81       927,000.00     880,652.96     6.250000  %      2,519.94
B-3     76110GV99       927,041.58     809,634.97     6.250000  %      1,051.54

-------------------------------------------------------------------------------
                  264,846,236.95    66,977,400.97                  2,018,106.21
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5        23,417.69    965,018.13            0.00       0.00      4,541,565.64
A-6        45,693.54     45,693.54            0.00       0.00      9,969,500.00
A-7        20,630.95    472,302.88            0.00       0.00      4,309,316.42
A-8         3,290.90    166,158.14            0.00       0.00        998,627.30
A-9         4,936.35      4,936.35            0.00       0.00              0.00
A-10       33,092.67    457,494.38            0.00       0.00     11,086,093.35
A-11       53,236.04     53,236.04            0.00       0.00              0.00
A-12       95,470.83     95,470.83            0.00       0.00     20,830,000.00
A-P             0.00      1,234.71            0.00       0.00        121,935.85
A-V        25,789.70     25,789.70            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        33,416.86     51,776.01            0.00       0.00      6,397,677.40
M-2        13,104.60     20,304.24            0.00       0.00      2,508,883.81
M-3         9,828.57     15,228.37            0.00       0.00      1,881,686.54
B-1         3,276.52      5,076.63            0.00       0.00        627,292.00
B-2         4,586.73      7,106.67            0.00       0.00        878,133.02
B-3         4,216.85      5,268.39            0.00       0.00        781,800.87

-------------------------------------------------------------------------------
          373,988.80  2,392,095.01            0.00       0.00     64,932,512.20
===============================================================================





































Run:        04/25/05     11:59:49
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS14(POOL # 4623) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4623
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     121.848135   20.924454     0.520393    21.444847   0.000000  100.923681
A-6    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-7      95.894515    9.097452     0.415543     9.512995   0.000000   86.797064
A-8      66.955527    9.388647     0.189707     9.578354   0.000000   57.566881
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10    214.397762    7.905027     0.616394     8.521421   0.000000  206.492735
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     308.547080    3.093022     0.000000     3.093022   0.000000  305.454058
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     950.003190    2.718384     4.947934     7.666318   0.000000  947.284806
M-2     950.003190    2.718384     4.947933     7.666317   0.000000  947.284806
M-3     950.003191    2.718385     4.947931     7.666316   0.000000  947.284806
B-1     950.003184    2.718378     4.947931     7.666309   0.000000  947.284806
B-2     950.003188    2.718382     4.947929     7.666311   0.000000  947.284806
B-3     873.353464    1.134296     4.548717     5.683013   0.000000  843.328813

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:49                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS14 (POOL #  4623)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4623
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       13,910.60
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,004.35

SUBSERVICER ADVANCES THIS MONTH                                       19,358.87
MASTER SERVICER ADVANCES THIS MONTH                                      712.99


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     8     884,241.90

 (B)  TWO MONTHLY PAYMENTS:                                    2     415,790.13

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     601,943.15


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                      1,006,336.74

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      64,932,512.19

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          493

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 106,989.69

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,779,269.69

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         80.34741200 %    16.18327800 %    3.46292930 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            79.82509300 %    16.61455468 %    3.52909360 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              834,881.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,269,966.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.01834511
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              322.20

POOL TRADING FACTOR:                                                24.51706052